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                                                                    EXHIBIT 10.9
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                                    FORM OF
       United States Steel Corporation Non-Officer Restricted Stock Plan
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                          (Effective January 1, 2002)

1.     Purpose
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       The objective of the United States Steel Corporation Non-Officer
       Restricted Stock Plan (the "Plan") is, through the issuance of restricted stock ("Shares"), to advance the interests of United States Steel Corporation, its subsidiaries, affiliates and joint ventures (the "Corporation") (a) by promoting the retention of outstanding employees,
       (b) by rewarding specific noteworthy achievements on the part of an employee or a group of employees, (c) by motivating employees through growth-related incentives to achieve long-term goals and (d) by aligning the interests of employees with those of the stockholders.


2.     Administration
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       The Plan shall be administered by the Salary & Benefits Committee for
       United States Steel Corporation (the "Administering Committee")

       The Administering Committee shall establish its own guidelines for granting Shares and for general administration of grants made under the Plan. Such guidelines shall be subject to review by the Law, Tax and Accounting departments. The Committee shall have the power to cancel a grant made under the Plan when such cancellation is deemed appropriate.

       The Compensation and Organization Committee of the United States Steel Corporation Board of Directors shall create and authorize pools for specific numbers and classes of Shares to be granted by the Administering Committee. Authorizations shall be made every two years, and no authorization shall exceed one percent of the total shares of either class of stock outstanding on December 31 of the preceding year. In addition, Shares related to grants that are forfeited or cancelled before vesting shall immediately become available for grants, and these Shares, as well as any unused portion of the percentage limit of Shares available from previous authorizations, shall be carried forward and available for grants in succeeding calendar years.

       The United States Steel Corporation Board of Directors shall approve the initial Plan and all material amendments to the Plan.


3.     Eligibility for Participation
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       Participation in this Plan shall be limited to exempt employees below the officer level, up to and including Salary Grade 48.
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4.     Grants
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       All grants shall be subject to such forfeiture and transfer restriction provisions as may be established by the Administering Committee. Grantees receiving an award shall have all the rights of a stockholder of the Corporation, including the right to vote the Shares and the right to receive any cash dividends paid thereon.

5.     Source of Shares
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       Shares granted under the Plan may be granted out of authorized and unissued shares, treasury shares or open-market purchases.

6.     Vesting
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       Shares granted to an employee shall vest as follows: 50 percent of the
       Shares received pursuant to a specific grant shall vest on the second anniversary of the grant; the remaining 50 percent shall vest on the fourth anniversary of the grant. Each grant shall be subject to the condition that the employee's continuous service with the Corporation continue through the date on which the Shares vest.

7.     Adjustments
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       In the event of any change in the outstanding common stock of United
       States Steel Corporation by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Compensation and Organization Committee may appropriately adjust the number of Shares covered by a grant and make such other revisions to outstanding grants as it deems are equitably required.

8.     Tax Withholding
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       The Corporation shall have the right to condition the obligation to deliver or the vesting of Shares under this Plan upon the employee paying United States Steel Corporation such amount as it may request to satisfy any liability for applicable withholding taxes. Employees may elect to have United States Steel Corporation withhold Shares to satisfy all or part of their withholding liability in the manner and to the extent provided for by the Administering Committee at the time of such election.

9.     Amendments
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       The Administering Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding grants as are consistent with the Plan, provided that, except for adjustments under Paragraph 7 hereof, no such action shall modify a grant in a manner adverse to the grantee without the grantee's prior consent, except as such modification is provided for or contemplated in the terms of the grant.

10.    Effective Date
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       This Plan shall become effective on January 1, 2002.

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